INTERNATIONAL SALES REPRESENTATION AGREEMENT

This International Sales Representation Agreement (the “Agreement”), dated effective as of January 18, 2007 (the “Effective Date”), is entered into by and between SIGNALIFE, INC., on the one hand (“Signalife”), and THE SILVE GROUP, on the other hand (“Representative”), with reference to the following facts:

RECITALS

WHEREAS; Signalife is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health;

WHEREAS; Signalife has recently developed and has commenced marketing it principal product, a 12-lead heart monitor system, referred to as the “Model 100 Monitor System”, a patient heart monitor or recording system using Signalife’s patented amplification technologies that will allow a patient’s heart to be continuously monitored over a period of up to 48 hours in a variety of settings, both ambulatory and non-ambulatory, and is currently working on other types of heart monitors, including diagnostic versions, that will use the same core amplification technology as the Model 100 Monitor System (collectively, including the Model 100 Monitor System, the “Heart Monitors”);

WHEREAS; in late 2004 and early 2005, Signalife and Representative reached a tentative agreement for Representative to procure international purchase contracts and to otherwise engage in intense international marketing of the Heart Monitors in payment of a commission-based structure;

WHEREAS; this agreement was suspended on multiple occasions when Signalife entered into series of negotiations, and ultimately a distribution agreement, with Rubbermaid;

WHEREAS; as a consequence of the termination of the distribution agreement with Rubbermaid, the parties now desire to reinstitute, formalize and continue the Agreement pursuant to which Signalife will retain the services of Representative, and Representative will be retained by Signalife, as an independent contractor, and not as an employee, for the purposes of acting a non-exclusive independent international sales representative for Signalife’s products and services in selected foreign markets; and

WHEREAS; the parties each desire to enter into a written international sales representation agreement formally documenting their relationship and setting forth their mutual rights, duties and responsibilities.

NOW, THEREFORE; in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively “parties” and individually a “party”), intending to be legally bound, agree as follows:

AGREEMENT

1.

DEFINITIONS

As used in this Agreement, the following terms in quotation marks shall have the following meanings unless otherwise indicated:

“Affiliates” means the shareholders, partners, joint ventures, subsidiaries, divisions, and affiliates (within the meaning of the federal securities laws) of a party.

i

“Personnel” means the officers, directors, employees and agents, including consultants, subcontractors, attorneys, accountants, lenders, and insurers, of a party.

“Scope Of Work” is defined in section 2(A).

“Successors” refers to the successors, assigns, and heirs of a party.

2.

PROVISION OF CONSULTING SERVICES

(A)

Scope Of Work

Signalife hereby retains and appoints Representative as its non-exclusive agent during the term of this Agreement to act as Signalife’s international sales representative in such countries as Signalife may designate from time-to-time (the “Sales Territories”) for such products and services as Signalife may designate from time-to-time (the “Authorized Products And Services”).  Representative will use commercially reasonable efforts to international agent to procure purchase contracts and to otherwise vigorously promote the sale of the Authorized Products And Services in the Sales Territories pursuant to guidelines established by Signalife, including product pricing.  These activities shall include (i) meeting with, negotiating with, and otherwise liaising with existing and prospective customers, and responding to their follow-up questions; (ii) disseminating sales, promotional and technical materials to existing and prospective customers; and (iii) obtaining and transmitting to Signalife the technical needs and requirements of potential customers in the Territory as is applicable to the Authorized Products And Services.  The foregoing services are collectively referred to as the “Scope Of Work”.

(B)

Sales Practices; Invoicing and Collections

All terms for the Authorized Products And Services, including prices, fees, discounts, rebates and allowances, deposit, financing, credit and final payment terms, delivery terms, warranties, disclaimers, insurance, transfer of title and risk of loss, shall be in accordance with Signalife’s general practices and specific guidelines given to Representative.   All sales of the Authorized Products And Services procured by Representative shall be made on Signalife’s standard purchase order forms or invoices, and submitted by Representative to, and subject to the approval of, Signalife’s executive officers or appointees.  Representative shall not be authorized to sign any purchase order forms or invoices on behalf of Signalife.  Any deposits shall be remitted directly by the customer to Signalife, in the form of a check, wire transfer, or other methodology approved by Signalife, and Representative shall not retain or deposit any funds.

(C)

Time

Representative shall devote such amount of Representative’s time, energy, abilities, attention, knowledge and experience toward the performance of the Scope Of Work as is reasonably necessary to attain the business objectives of this Agreement in a reasonably expeditious time-frame and to otherwise justify the payment of compensation to Representative under this Agreement, and shall give preference to those activities over any other business activities that Representative is or may become involved with to the extent necessary to facilitate those business objectives.  While it is understood that Signalife will provide Representative with general guidance, materials and technical support to assist Representative in completing the Scope Of Work to Signalife’s satisfaction, Representative will nevertheless be ultimately responsible for directing and controlling the performance of the Scope Of Work in accordance with the terms and conditions of this Agreement.

(D)

Reports

Representative shall report to Signalife’s President and Chief Executive Officer or to such other member of Signalife’s management team as Signalife shall appoint to interact with Representative on such periodic basis and in accordance with such procedures as Signalife may require.  Representative shall keep such Signalife management members continuously apprised of Representative’s pending and anticipated efforts under this Agreement including, among other things, details relating to the existing or prospective customers or other third-parties whom Representative has contacted; any promotional, product and other corporate materials provided by Representative to those persons, and details as to discussions with those persons.  Representative shall also promptly provide such additional information or materials regarding the Scope Of Work as Signalife management may request from time-to-time.

(E)

Use And Dissemination Of Materials By Representative; Provision Of Technical Support

Signalife shall at its cost provide to Representative (i) information and materials relating to Signalife, its business or the Authorized Products And Services to be provided by Representative to existing and prospective customers and third-parties, and (ii) access to reasonable technical support functions relating to the operation and use of the Authorized Products And Services.  Neither Representative nor any of Representative’s Personnel or Affiliates shall have any independent responsibility to verify the accuracy of any information or materials provided to Representative by Signalife for authorized dissemination.  With the exception of information or materials concerning Signalife that are publicly available by reason of being disseminated as part of Signalife’s public filings with the SEC, press or news releases, or on its corporate website, Representative will only disseminate to existing and prospective customers and third-parties information materials relating to Signalife, its business or its the Authorized Products And Services that have been previously approved by Signalife as to completeness and accuracy and authorized by Signalife for dissemination.

(F)

Travel

Representative shall make himself, herself or itself reasonably available to travel as the needs of Signalife’s business may require.

(G)

Instrumentalities And Employees

Representative will be solely responsible for all instrumentalities and Personnel necessary to conduct Representative’s business and obligations under this Agreement, subject to any obligation of Signalife to provide technical assistance pursuant to section 2(E) or to reimburse Representative for expenses under this Agreement pursuant to section 4.

(H)

Cooperation and Compliance With Company Policies

During the term of this Agreement, Representative shall:

(1)

At all times faithfully, loyally, conscientiously, diligently and, to the best of Representative’s ability, perform all of Representative’s duties and obligations under this Agreement, and otherwise promote the interests and welfare and reputation of Signalife and its affiliated entities, all consistent with the highest and best standards of its industry.

(2)

Cooperate with and work to the best of Representative’s ability with the executive management team of Signalife and its affiliated entities.

(3)

At all times adhere to Signalife’s Code of Conduct and/or Ethics; and other all reasonable rules and regulations and policies now in or as subsequently modified governing the conduct of Signalife Personnel and Affiliates, including policies relating to insider trading and reporting obligations intended to comply with the Securities Exchange Act of 1934.  Representative acknowledges and agrees that Signalife may, in its sole discretion, amend its Code of Conduct and/or Ethics at any time upon written notice to Representative.

(4)

Not commit any acts of gross negligence, willful misconduct, dishonesty, fraud or misrepresentation, racism, sexism or other discrimination, or any other acts which would tend to bring Signalife or any of its Personnel, Affiliates or Successors into public scandal or ridicule, or would otherwise result in material harm to their business or reputation.

3.

COMMISSIONS

(A)

General

(1)

Signalife shall pay to Representative a commission with respect to the sale, leasing or provision of the Authorized Products And Services procured by Representative in an amount equal to twenty percent (20%) of such sales and services (the “Commission”).  The commission base shall be calculated based upon the invoiced charges for such products or services actually paid to and received by Signalife in each calculating period, net of or excluding (i) the amount of any trade, quantity, cash or other discounts or allowances or rebates actually allowed or given with respect to such products or services, (ii) the amount of all customs, duties, sales and/or purchase taxes attributable to the sale and delivery of such products or services, (iii) the amount of all costs and expenses (including insurance premiums) paid by Signalife relating to the transportation and delivery of such products; (iv) any allowances or credits given for the return of products; and (v) any other allowances, credit or other deductions given consistent with the foregoing.  The determination of sales and any applicable deductions or exclusions as provided above shall be made by Signalife in good faith accordance with its ordinary practice for preparation of its financial statements for audit and public disclosure purposes and consistent with generally accepted accounting principles.

(2)

The Commissions shall be calculated by Signalife on a calendar month basis with respect to all sales or services for which full payment has been received by Signalife, and shall be paid by Signalife to Representative no later than the last day of the calendar month which follows the calendar month of collection, including with respect to months in which payments are received by Signalife from customers following termination of this Agreement.  Payment of the Commissions shall be accompanied by a complete and accurate written statement prepared by Signalife and verified by an officer of Signalife setting forth in reasonable details the computation of the fee, including permitted offsets and deductions.  To the extent not timely paid, interest shall accrue on unpaid Commissions at the rate of eight percent (8.0%) per annum.

(B)

Deductions

Signalife shall be entitled to deduct from any Commission due to Representative any other amounts owed by Representative to Signalife.

4.

BUSINESS EXPENSES

Representative shall be solely responsible for all costs and expenses incurred in providing his, her or its services under this Agreement,  including rent, telephone, bulk printing and mailing costs costs, travel (including food, lodging and transportation), and third-party entertainment.  Signalife shall not be responsible for paying or reimbursing Representative unless it has agreed in writing to do so.  In such an event, Representative shall submit to Signalife itemized expense statements setting forth the date, purpose and amount of the business expense incurred, together with corresponding receipts showing payment by Representative in cases where Representative seeks reimbursement, all in conformity with business expense payment and/or reimbursement policies as may be established by Signalife from time to time, all of which shall comply with the substantiation requirements under applicable law (including the Internal Revenue Code), pertaining to the deductibility of such expenses.  Signalife shall reserve the option in all cases to pay directly the persons entitled to payment for such business expenses.

5.

ADVANCES

In anticipation and recognition of the effort, resources and costs to be expended by Representative in procuring international purchase contracts and otherwise internationally marketing Signalife’s products and services, Signalife may make advances to Consultant against prospective Commissions to be earned (each, an “Advance”), whether during the course of Representative negotiating or procuring contracts or at such time that a purchase contract is signed, based upon anticipated revenues under the contract.  Any such Advance shall be set-off against any Commissions later earned by Representative under this Agreement regardless of source, including other purchase contracts.  In the event that an Advance is made but a purchase contract is not signed, then Representative shall refund the Advance unless Signalife has unreasonably failed to accept the purchase order; provided, however, Signalife shall reserve the right in all instances to offset unreimbursed Advances against Commissions due under other pending contracts.

6.

TERM OF AGREEMENT

Either party may terminate this Agreement for any reason whatsoever upon the provision of ninety (90) days prior written notice to the other party.  Notwithstanding the foregoing, upon written notice of termination to Representative’ pursuant to this section 6, Signalife may in its sole discretion immediately relieve Representative of all duties and responsibilities under this Agreement and may relieve Representative of authority to act on behalf of, or legally bind, Signalife and its Affiliates or Successors.

7.

CONSEQUENCES OF TERMINATION

In the event of the termination of this Agreement and Representative’ engagement hereunder pursuant to section 6, then all rights and obligations of the parties under this Agreement shall, except as otherwise expressly provided below in section15, cease and be forfeited as of the effective date of such termination, and Representative’ shall have no further right or claim to any compensation further under this Agreement, except that Signalife shall continue to pay to Representative all Commissions earned with respect to any purchase order entered before the effective date of termination as revenues are received under that purchase order, subject to Signalife’s right to take deductions or offsets, including with respect to Advances.

8.

INDEPENDENT CONTRACTOR

(A)

The relationship between Representative and Signalife will be solely that of an independent contractor.  Nothing in this Agreement shall be deemed to create an employment, partnership, joint venture or agency relationship between the parties.  Representative shall neither have nor claim any right arising from any such relationship.

(B)

Representative and Representative’s Personnel, if any, will not (i) hold themselves out as directors, officers or employees of Signalife, or (ii) hold themselves out as having authority to enter any contract or other agreement that purportedly binds Signalife with any third party or creates obligations on the part of Signalife, or sign or otherwise enter into any such agreement, without the prior written authorization of an authorized officer of Signalife.

(C)

Representative will be solely responsible for any compensation payable to Representative’s Personnel, if any, subject to section 2(E).  Representative acknowledges that neither Representative nor Representative’s Personnel, if any, will be entitled to receive any employee benefits from Signalife.

(D)

Representative will be solely liable and responsible for the payment of all income, employment or other taxes assessed or relating to the payment of any compensation under this Agreement to Representative and Representative’s Personnel, if any, or Representative’s or their assignees, if any, including payroll withholdings, benefits and insurance; provided, however, if any tax or

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other laws or regulations require Signalife to withhold any amounts from compensation paid under this Agreement to Representative or any such persons, such amounts may be so withheld by Signalife.  Representative agrees to indemnify, defend and hold Signalife and its Personnel, Affiliates and Successors harmless from and against any liability for, or assessment of, any such taxes imposed on Signalife by any relevant taxing authorities, including penalties, fines or interest, as well as the cost of Signalife to contest liability, including legal fees and costs.

9.

CROSS-INDEMNITIES

(A)

Subject to any limitations imposed under Delaware general corporate law or SEC policies concerning indemnification, Signalife agrees to indemnify, defend and hold Representative and Representative’s Personnel, Affiliates and Successors, if any, harmless from and against all losses, expenses and liabilities arising out of any claim by a third party against Representative and such persons based upon Representative’s status as an agent of Signalife by operation of this Agreement, including claims relating to the operation and efficacy of the Heart Monitor.  Notwithstanding the foregoing, the aforesaid obligation shall not apply to any claims relating to or arising from (i) negligence, willful misconduct, or the violation of any applicable law by Representative or any of such persons, (ii) liabilities or obligations expressly reserved to Representative under this Agreement such any the payment of employment taxes under section, or (iii) the failure to perform or other breach of any of Representative’s representations, warranties, covenants or acknowledgements under this Agreement or any other agreement Representative may enter into with Signalife.

(B)

Representative agrees to indemnify, defend and hold Signalife and Personnel, Affiliates and Successors harmless from and against all losses, expenses and liabilities arising out of any claim by a third party against Representative and such persons based upon their status as an agent of Signalife by operation of this Agreement relating to or arising from (i) negligence, willful misconduct, or the violation of any applicable law by Representative or any of such persons, (ii) liabilities or obligations expressly reserved to Representative under this Agreement such any the payment of employment taxes under section, or (iii) the failure to perform or other breach of any of Representative’s representations, warranties, covenants or acknowledgements under this Agreement or any other agreement Representative may enter into with Signalife.

10.

CONFIDENTIAL INFORMATION AND PROPRIETARY PROPERTY

(A)

Definitions

“Confidential Information” means any information, matter or thing of a secret, confidential or private nature, whether or not so denominated, and whether disclosed orally or in written or electronic medium or by access leading to observation or otherwise, and whether tangible or intangible or reduced to writing or otherwise documented, which relates to Signalife’s business practices, business plans, strategies, and technologies.  “Confidential Information” shall be broadly defined and includes, by way of example and not limitation, (i) Signalife’s product, research and develop, manufacturing, marketing, sales, distribution, customer support and administration plans, practices, processes and strategies, (ii) financial information concerning Signalife, including sales, costs, profits, pricing methods, and budgets, (iii) Signalife’s internal organization, employee lists and customer lists, and (iv) Signalife’s technologies, including designs, trade secrets, inventions, developments, discoveries, know-how, methods, techniques, formulations, practices, processes, formats, systems, operations, ideas, devices, scientific and technical data and results, works of authorship, algorithms, code, formulae, software programs, hardware/software design and maintenance tools, hardware/software product know-how and show-how, and all related notes, drawings, reports, specifications, logic diagrams, flow charts, operating instructions, manuals, notebooks, data, memoranda and other documentation, and all derivatives, improvements, and enhancements to any of the above which may be created or developed by Representative under this  Agreement.  For purposes of the preceding sentence, the term “trade secrets” shall mean the broadest and most inclusive interpretation of “trade secrets” as defined by applicable law.

“Proprietary Property” means any written, documented or tangible property owned or used by the Signalife in connection with its business, whether or not such property also qualifies as Confidential Information.  Proprietary Property shall be broadly defined and shall include, by way of example and not limitation, products, samples, equipment, files, lists, books, notebooks, records, documents, memoranda, reports, patterns, schematics, compilations, designs, drawings, data, financial statements, budgets, projections, invoices, test results, contracts, agreements, literature, correspondence, spread sheets, computer programs and software, computer print outs, other written and graphic records, and the like, whether originals, copies, duplicates or summaries thereof, affecting or relating to the business of Signalife or Representative.

(B)

Permitted Use

(1)

Representative acknowledges that in the course of performing its obligations under this Agreement, it may receive or procure knowledge of Signalife’s Proprietary Property and/or Signalife’s Confidential Information.  Representative acknowledges that any such Confidential Information constitutes information that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its use, transmission or other disclosure and, as such, constitutes a trade secret of the other within the meaning of the Uniform Trade Secrets Act.  Representative recognizes that it is in Signalife’s legitimate business interest to restrict the disclosure and use of the Confidential Information and Proprietary Property for any purpose other than in connection with the performance of this Agreement, and to prohibit any misappropriation of the Confidential Information and/or Proprietary Property by the other

(2)

In view of the foregoing, Representative agrees that

(i)

it will use the Confidential Information and Proprietary Property only in connection with fulfilling its obligations under this Agreement (the “Permitted Uses”);

(ii)

during the term of this Agreement and for a period of three (3) years thereafter, it will (a) segregate all Confidential Information and Proprietary Property from information and property of other companies, and (b) otherwise hold the Confidential Information and Proprietary Property in strict confidence and exercise due care with respect to its handling and protection of such Confidential Information and Proprietary Property, consistent with its own policies concerning protection of its own proprietary and/or trade secret information,

(iii)

it will disclose, divulge, publish or make available the Confidential Information and Proprietary Property only to such of its employees or representatives as are necessary and to no other person or entity, whether for its own benefit or for the benefit of any other person or entity.

(3)

Nothing contained in this Agreement shall be construed as (i) an express or implied license or permission for Representative to use the Confidential Information and/or Proprietary Property of the other for any purpose other than the Permitted Uses, or (ii) as a grant or transfer by Signalife Representative  of any proprietary right or interest in the Confidential Information and/or Proprietary Property other than that expressly granted under this Agreement.

(C)

Return

Subject to the rights of Representative to use the Confidential Information and Proprietary Property for the Permitted Uses, and the rights of any customers who purchase the Signalife Products to use the Confidential Information and Proprietary Property pursuant to the terms of their agreements with Signalife, Representative covenants that it shall promptly return to Signalife at the termination of this Agreement or otherwise upon its request, without cost, charge or reimbursement:  (1) any and all Confidential Information and Proprietary Property of the other, including copies and duplicates thereof, and (2) any and all notes, summaries, compilations, analyses, results and derivations made from or with respect to Confidential Information and Proprietary Property, whether in hard or electronic form.  Notwithstanding the foregoing, Representative may rely upon the reasonable advice of their legal counsel as to what notes and summaries of the Confidential Information and Proprietary Property may be retained for future legitimate legal purposes.

(D)

Exceptions

The obligation of confidentiality set forth above in this section 10(B) shall not apply to the extent that Representative and/or its permitted disclosees pursuant to section 10(B):

(1)

are required to disclose information (i) under applicable law, regulation or order of a governmental agency, or (ii) by a court of competent jurisdiction by way of subpoena or other process or order; provided, however, in either of such cases, that such disclosing party has  (a) first given prompt written notice to Signalife of its obligation to make such disclosure (including the proceeding in which such disclosure is sought if applicable) and the particulars of the disclosure, (b) afforded Signalife a reasonable and effective opportunity to appear and make such application to the applicable governmental agency or court as it may deem necessary and appropriate to prevent or limit that disclosure (including in the case of a court proceeding an order quashing such disclosure or a protective order); and (c) cooperated diligently with Signalife and in good faith if the other party elects to contest the disclosure sought; or

(2)

can demonstrate that (i) the disclosed information was at the time of disclosure already in the public domain or has since come into the public domain other than as a result of actions or failure to act by such persons; (ii) the disclosed information was rightfully known to such persons or was otherwise in their possession (as shown by written records) prior to the date of disclosure under this Agreement; (iii) such persons independently developed the disclosed information (as shown by its written records) without access to or reliance upon the Confidential Information or Proprietary Property; or (iv) such persons received the disclosed information on an unrestricted basis from a source other than the party claiming such information to be Confidential Information which source is not under a duty of confidentiality to that party.

11.

COVENANT NOT TO COMPETE

(A)

Representative hereby covenants and agrees that during the term of this Agreement, Representative and its affiliates shall not, without the prior written consent of Signalife (which consent may be withheld in its sole and absolute discretion), whether with or through any person, firm, partnership, corporation or other entity, whether now existing or hereafter created:  (i) directly or indirectly be or become engaged in any Competitive Business (as that term is defined below) including, without limitation, being or becoming an organizer, partner, joint-venturer, stockholder, officer, director, employee, manager, independent sales representative, agent, supplier, lender, vendor, vendee, lessor or lessee to any Competitive Business; (ii) in any manner associate with, aid or assist or give information or financial assistance to any Competitive Business; or (iii) use or permit the use of the name of  Signalife or any part thereof to be used or employed in connection with any Competitive Business (collectively, the “Noncompetition Covenants”). “Competitive Business” means any business that is directly involved in the monitoring, collection and storage of electronic physiological signals produced by the heart.

(B)

The provisions of this section 11 shall not be deemed to prevent the purchase or ownership by the Representative and/or its affiliates of a passive investment of not more than fifteen percent (15%) of the outstanding capital shares of any business company.

12.

COVENANT NOT TO SOLICIT

Representative hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year thereafter, neither it nor its affiliates shall, either directly or indirectly, whether with or through any person, firm, partnership, corporation or other entity or venture now existing or hereafter created, solicit or employ, or attempt to solicit or employ, any person who is or has been an officer, director, partner, manager, agent or employee of Signalife and/or its affiliates within the two (2) year period preceding the date of such solicitation or employment (the “Nonsolicitation Covenant”).

13.

CROSS REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

(A)

Such party, if an entity, is duly organized, validly existing and in good standing under the laws of its state, territory or province of incorporation or organization, and has all requisite corporate or other power and authority to enter into this Agreement.

(B)

The execution and delivery of this Agreement by such party, and the performance by such party of the transactions herein contemplated, have, if such party is an entity, been duly authorized by its governing organizational documents, and are not prohibited by its governing organization documents, and no further corporate or other action on the part of such party is necessary to authorize this Agreement, or the performance of such transactions.

(C)

This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by:  (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(D)

Neither the execution or delivery of this Agreement, nor the performance by such party of the transactions contemplated herein:  (i) if such party is an entity, will breach or conflict with any of the provisions of such party’s governing organizational documents; or (ii) to the best of such party’s knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

(E)

Such party:  (i) had the advice, or sufficient opportunity to obtain the advice, of legal counsel separate and independent from legal counsel for any other party hereto; and (ii) such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was such party under any belief or understanding that such legal counsel was representing such party’s interests.

(F)

The terms and conditions of the transactions contemplated by this Agreement are fair and reasonable to such party based upon all of the facts and circumstances at the time this Agreement is entered into; and such party has voluntarily entered into the transactions contemplated by this Agreement, without duress or coercion.

14.

PUBLIC ANNOUNCEMENTS

Anything in this Agreement to the contrary notwithstanding, Representative shall make no public announcement concerning this Agreement without the prior written consent of Signalife.  Representative acknowledges that Signalife is a public company and, as such, shall make such disclosures concerning this Agreement through regulatory filings or public announcements as required under applicable securities laws upon advice of legal counsel

15.

SURVIVAL OF PROVISIONS

Sections 3, 7, 8  9, 10, 11 and 12 shall survive the termination of this Agreement for any reason, including expiration of term.

16.

INTREPRETATION AND CONSTRUCTION

(A)

Preparation of Agreement

The parties have participated jointly in the negotiation and drafting of this Agreement and each provision hereof.  In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any party by virtue of the authorship of this Agreement or of any provision hereof.

(B)

Performance on Business Day

In the event the date on which a party is required to take any action under the terms of this Agreement is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.  For purposes of this section, the term “business day” shall mean Monday through Friday (excluding any legal holidays).

(C)

Survival of Representations and Warranties

All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement and the performance or consummation of any transaction described in this Agreement, and shall continue in full force and effect forever thereafter (subject to any applicable statutes of limitation).

(D)

Independent Significance

The parties intend that each representation, warranty and covenant shall have independent significance.  If any party has falsely made or breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not falsely made or breached shall not detract from or mitigate the fact that the party has falsely made or breached the first representation, warranty or covenant.

(E)

Entire Agreement; No Collateral Representations

Each party expressly acknowledges and agrees that this Agreement:  (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

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(F)

Amendment

Except as expressly provided herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.

(G)

Waiver; Forbearance

No waiver of:  (i) any breach of any term, provision or agreement; (ii) the performance of any act or obligation under this Agreement; and/or (iii) any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver.  Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right under this Agreement, or of any preceding or subsequent breach thereof.  No forbearance by a party in seeking a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

(H)

Remedies Cumulative

(1)

The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(I)

Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid, illegal or unenforceable under present or future laws, then, and in such event:  (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and still be legal, valid and enforceable; and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest legal extent.

(J)

Time is of the Essence

Except and to the extent there is a specific cure provision in this Agreement, each party understands and agrees that:  (i) time of performance is strictly of the essence with respect to each and every date, term, condition, obligation and provision hereof imposed upon such party; and (ii) the failure to timely perform any of the terms, conditions, obligations or provisions hereof by such party shall constitute a material breach and a noncurable (but waivable) default under this Agreement by such party.

(K)

Parties in Interest

Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, or as may be permitted hereunder; nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

(L)

No Reliance Upon Prior Representations

Each party acknowledges that:  (ii) no other party has made any oral representation or promise which would induce such party, prior to executing this Agreement, to change such party’s position to his, her or its detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (ii) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

17.

ENFORCEMENT

(A)

Governing Law

This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of South Carolina, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of South Carolina.

(B)

Consent to Jurisdiction and Venue; Service of Process

Any “action or proceeding” (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the Courts of the State of South Carolina located in the County of Greenville, or the United States District Court with jurisdiction over Greenville County (collectively, the “South Carolina State And Federal Courts”); provided, however, the foregoing shall not:  (i) limit the rights of any party to enforce any judgment issued by the South Carolina State And Federal Courts in any other jurisdiction; or (ii) limit the rights of any party who has otherwise accepted jurisdiction with the South Carolina State And Federal Courts as provided above to enforce this Agreement in any other jurisdiction against any other party who has failed or refused to answer or to appear in any action or proceeding brought before the South Carolina State And Federal Courts (notwithstanding the terms of this section).  Each party generally and unconditionally accepts the exclusive jurisdiction of the South Carolina State And Federal Courts and venue therein as provided above; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of “forum non conveniens.”  The term “action or proceeding” is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.  The foregoing consent to jurisdiction shall not constitute general consent to service of process with South Carolina State And Federal Courts for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.

(C)

Waiver of Right to Jury Trial

Each party hereby waives such party’s respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings.  Each party warrants and represents that such party has reviewed this waiver with such party’s legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

18.

ASSIGNMENT AND DELEGATION; SUCCESSORS AND ASSIGNS

(A)

Assignment or Delegation

Except as specifically provided in this Agreement, neither party (an “assigning party”) may directly or indirectly sell, license, transfer or assign (whether through a merger, consolidation, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of such party’s rights or interests under this Agreement, or delegate any of such party’s duties or obligations under this Agreement, in whole or in part, including to any subsidiary or to any Affiliate, without the prior written consent of the other party (a “consenting party”), which consent may be withheld in the consenting party’s sole and absolute discretion; provided, however:

(1)

subject to prior compliance with subsection (3) and subsection (4) below, an assigning party which is an entity may assign all of the rights and interests and delegate all of the duties and obligations of the assigning party under this Agreement in connection with a transaction whose principal purpose is to change the State in which the assigning party is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including through:  (i) a merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization with respect to the assigning party and/or its stockholders; or (ii) the sale, transfer, exchange or other disposition by the assigning party of its assets in a single or series of related transactions, so long as such transferee, purchaser or surviving person shall expressly assume such obligations of the assigning party;

(2)

subject to subsection (3) and subsection (4) below, an assigning party which is an entity may, with the prior written consent of the consenting party, which consent the consenting party may withhold in its sole and absolute discretion, assign all of the rights and interests and delegate all of the duties and obligations of the assigning party under this Agreement to any other person in connection with the transfer or sale of the entire business of the assigning party (other than with respect to a sale described in subsection (1) above), or the merger or consolidation of the assigning party with or into any other person (other than with respect to a merger or consolidation described in subsection (1) above), so long as such transferee, purchaser or surviving person shall expressly assume such obligations of the assigning party;

(3)

notwithstanding anything in subsection (1) or subsection (2) above to the contrary, no assignment or transfer under subsection (1) or subsection (2) may be effectuated unless the proposed transferee or assignee first executes such agreements (including a restated employment agreement) in such form as the consenting party may deem reasonably satisfactory to:  (i) evidence the assumption by the proposed transferee or assignee of the obligations of the assigning party; and (ii) to ensure that the consenting party continues to receive such rights, benefits and protections (both legal and economic) as were contemplated by the consenting party when entering into this Agreement; and

(4)

notwithstanding anything in subsection (1) or subsection (2) above to the contrary:  (i) any assumption by a successor or assign under subsection (1) or subsection (2) above shall in no way release the assigning party from any of its obligations or liabilities under this Agreement; and (ii) and any merger, consolidation, reorganization, sale or conveyance under subsection (1) or subsection (2) above shall not be deemed to abrogate the rights of the consenting party elsewhere contained in this Agreement.

Any purported assignment or transfer in violation of the terms of subsection (2) shall be null and void ab initio and of no force and effect, and shall vest no rights or interests in the purported assignee or transferee.

(B)

Successors and Assigns

Subject to section 18(A) above, each and every representation, warranty, covenant, condition and provision of this Agreement as it relates to each party hereto shall be binding upon and shall inure to the benefit of such party and his, her or its respective successors and permitted assigns, spouses, heirs, executors, administrators and personal and legal representatives, including any successor (whether direct or indirect, or by merger, consolidation, conversion, purchase of assets, purchase of securities or otherwise).

19.

MISCELLANEOUS

(A)

Costs and Expenses

Except as expressly set forth in this Agreement, each party shall pay all legal and other fees, costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; and in complying with such party’s covenants, agreements and conditions contained herein.

(B)

Cooperation

Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(C)

Notices

Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the official government mails of their applicable local by registered or certified mail or the equivalent, return receipt requested and postage prepaid, which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed.  Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph.  Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subsection (C).

(D)

Counterparts; Electronically Transmitted Document

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.  If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

(E)

Execution by All Parties Required to be Binding

This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed and delivered by all parties hereto pursuant to the terms of section19(D).  Until such time as all parties fully execute this Agreement, any party who has previously executed and delivered this Agreement may revoke such execution and delivery.

WHEREFORE, the parties hereto have executed this Agreement in the City of Greenville, State of South Carolina, effective as of the Effective Date, and the parties hereto acknowledge that the last act on entering into this Agreement shall be considered to have occurred in the State of South Carolina.

SIGNALIFE:	Signalife, Inc. a Delaware corporation

	By:	/s/ Pamela M. Bunes
Pamela M. Bunes, its President and Chief Executive Officer

REPRESENTATIVE:	By:	/s/ Sameer Gulatti